Exhibit 10.1

EQUITY Interest PURCHASE AGREEMENT 股权购买协议 FOR THE SALE AND PURCHASE OF Equity INterests in Beijing Lianzhong Zhihe Technology Co., LTD. 出售和购买 北京联众智合科技有限公司 之股权

CONTENTS目录

- i -

THIS EQUITY Interest PURCHASE AGREEMENT (“Agreement”) is made on 16 August 2023

本《股权购买协议》（“协议”）于2023年8月16日签订：

BETWEEN:

(1)	Beijing Lianzhong Co., Ltd.(北京联众互动网络股份有限公司), a company incorporated under the laws of the People’s Republic of China (“China”, for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan) whose registered office is at 5076, 5/F, Building 8, Weibohao Home, No.1, Weigongcun Street, Haidian District, Beijing, China (the “Seller”);

北京联众互动网络股份有限公司，一家根据中华人民共和国（“中国”，为本协议之目的，不包含香港、澳门及台湾）法律成立的公司，注册地址为中国北京市海淀区魏公村街1号韦伯豪家园8号楼5层5076（“卖方”）；

(2)	Allied Mobile Entertainment (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, whose registered office is at Unit C, 20/F., Nathan Commercial Building, 430-436 Nathan Road, Yaumati, Kln., Hong Kong, China (the “Buyer”);

Allied Mobile Entertainment (Hong Kong) Limited，一家根据香港法律成立的公司，注册地址为中国香港九龙油麻地弥敦道430-436号弥敦商务大厦20楼C室（“买方”）；

(3)	Beijing Lianzhong Zhihe Technology Co., Ltd.(北京联众智合科技有限公司), a company incorporated under the laws of China, whose registered office is at Room 2518, Building 2, China Agricultural University International Pioneer Park, 10 Tianxiu Road, Haidian District, Beijing, China (the “Company”);

北京联众智合科技有限公司，一家根据中国法律成立的公司，注册地址为中国北京市海淀区天秀路10号中国农大国际创业园2号楼2518室（“公司”）；

(4)	Beijing Shuimu Zhijiang Technology Center (LLP), a limited partnership incorporated under the laws of China, whose registered office is at No.2112, 2/F, Building 2, Yard 2, Yongjie South Road, Baiwang Innovation and Technology Park, Xibeiwang Town, Haidian District, Beijing, China (“Shuimu Zhijiang”); and

北京水木之江科技中心（有限合伙)，一家根据中国法律成立的有限合伙企业，注册地址为中国北京市海淀区西北旺镇百旺创新科技园永捷南路2号院2号楼2层2112号（“水木之江”）；及

(5)	Beijing Mizar JY Technology Co., Ltd (北京开阳久盈科技有限公司), a limited liability company incorporated under the laws of China, whose registered office is at 1001, Unit 1, 10/F, Building 4, Shangshuiyuan, Baijiatan, Haidian District, Beijing, China (“Mizar JY”).

北京开阳久盈科技有限公司，一家根据中国法律成立的有限公司，注册地址为中国北京市海淀区白家疃尚水园4号楼10层1单元1001（“开阳久盈”）。

RECITALS:

前言：

(A)	As of the date of this Agreement, the Seller, Shuimu Zhijiang and Mizar JY hold 50%, 35% and 15% equity interest of the Company respectively, and the corresponding registered capital of the Company held by each of them respectively is RMB1,000,000, RMB700,000 and RMB300,000; and

于本协议签署日，卖方、水木之江及开阳久盈分别持有公司50%、35% 及 15%的股权，对应公司注册资本人民币1,000,000元、人民币700,000元及人民币300,000元；及

(B)	The Seller wishes to sell, and the Buyer wishes to buy, certain equity interests of the Company (as defined below) together with all rights accruing or attached thereto (the “Transaction”).

卖方拟出售及买方拟购买公司（定义见下文）的部分股权以及其产生及附带的全部权利（“交易”）。

THE PARTIES AGREE as follows:

各方同意如下：

1.	INTERPRETATION

解释

1.1	Definitions

定义

In this Agreement:

本协议中：

“Acquired Equity Interests” means 40% equity interests of the Company (the corresponding registered capital of the Company is RMB800,000) owned by the Seller;

“被收购股权”是指卖方拥有的公司40%的股权(对应的公司注册资本为人民币800,000元)；

“Affiliate” means, in relation to a person, any other person which, directly or indirectly, controls, is controlled by or is under the common control of the first mentioned person, where “control” means the ownership, directly or indirectly, of more than 50 per cent. of the voting shares, registered capital or other equity interest of the relevant person or the possession, directly or indirectly, of the power to direct the shareholders’ general meeting, to appoint or elect a majority of the directors, or otherwise to direct the management of the relevant person;

“关联人士”是指，就某个自然人，系指直接或间接控制、受上述第一个人控制或受其共同控制的任何其他人，其中“控制”系指直接或间接拥有相关人士50%以上的有表决权的股份、注册资本或其他股权，或直接或间接拥有领导股东大会的权力，任命或者选举过半数的董事，或者以其他方式指导有关人员的管理;

“Applicable Laws” means with respect to any person, any laws, rules, regulations, guidelines, directives, treaties, judgments, determination, orders or notices of any Authority or stock exchange that is applicable to such person;

“适用法律”是指就任何人而言，任何主管部门或证券交易所适用于该人的任何法律、规则、规章、指引、指令、条约、判决、决定、命令或通知;

“Authority” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator;

“主管部门”指任何国家、省、市或地方政府、行政或监管机构或部门、法院、法庭、仲裁员或行使监管职能的任何机构;

“Business Day” means a day other than a Saturday or Sunday or public holiday in Hong Kong;

“工作日”指除香港星期六、星期日或公众假期以外的一天;

“Buyer Warranty” means a statement contained in Schedule 2 and “Buyer Warranties” means all those statements;

“买方保证”指附录2中包含的某项声明，“买方保证”指所有声明;

“Company” means Beijing Lianzhong Zhihe Technology Co., LTD., a company incorporated in China whose registered office is at Room 2518, Building 2, China Agricultural University International Pioneer Park, Tianxiu Road, Haidian District, Beijing, China;

“公司”指北京联众智合科技有限公司，是一家在中国注册成立的公司，注册地址为中国北京市海淀区天秀路10号中国农大国际创业园2号楼2518室;

“Completion” means completion of the transfer of the Acquired Equity Interests in accordance with this Agreement;

“交割”系指按照本协议完成被收购股权的转让;

“Completion Date” means the date set out in Clause 5;

“交割日”是指第5条规定的日期；

“Condition” means the condition set out in Clause 4;

“条件”是指第4条中规定的条件；

“Confidential Information” means all information which relates to the provisions or subject matter of this Agreement or any documents referred to in this Agreement or the negotiations relating to this Agreement;

“保密信息”是指与本协议的条款或内容或本协议中提及的任何文件或与本协议有关的谈判相关的所有信息;

“Consideration” means the amount being USD 7,000,000, shall be settled in RMB equivalent to the central parity rate of USD/RMB published on China Money Network on the date of this Agreement;

“对价”指金额为7,000,000美元，最终按照本协议签署日中国货币网公布的美元/人民币汇率中间价折合的人民币金额进行结算;

“Encumbrance” means a mortgage, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

“权利负担”系指具有类似效力的抵押、质押、留置、选择权、限制、优先购买权、优先认购权、第三方权利或权益、其他任何形式的权利负担或担保权益，或其他类型的优先安排(包括但不限于权利转让或保留安排);

“License Agreement” means the license agreement (联合运营协议) dated 8 August 2022 executed by the Seller and the Company and its relevant amendments and supplements, pursuant to which the Seller granted relevant license to the Company to jointly operate relevant online games;

“许可协议”指卖方与公司签署的日期为2022年8月8日的联合运营协议及其相关修订和补充协议，据此，卖方授予公司联合运营相关网络游戏的相关许可;

“Notice” has the meaning specified in Clause 13.1;

“通知”具有第13.1条规定之含义；

“Seller Warranty” means a statement contained in Schedule 1 and “Seller Warranties” means all those statements;

“卖方保证”指附录1中包含的某项声明，“卖方保证”指所有声明;

“Seller’s Bank Account” means the Seller’s bank account, details of which shall be notified by the Seller to the Buyer prior to the date of this Agreement or the Completion Date (as applicable); and

“卖方银行账户”系指卖方的银行账户，其详细信息应于本协议签署日或交割日(如适用)之前通知买方;和

“Tax” means any form of taxation, levy, duty, charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, any national, provincial, municipal or local government or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.

“税收”指由世界上任何地方的任何国家、省、市或地方政府或行使财政、税收、海关或消费税职能的其他当局、机构或官员征收、征收或评估或支付的任何形式的税收、征费、关税、费用、分摊或扣缴的任何性质的税款(包括任何相关的罚款、罚款、附加费或利息)。

1.2	References

In this Agreement, a reference to:

在本协议中，提及:

1.2.1	a party being liable to another party, or to liability, includes, but is not limited to, any liability in equity, contract or tort (including negligence);

一方对另一方负有责任或承担责任，包括但不限于衡平法、合同或侵权(包括疏忽)方面的任何责任;

1.2.2	a statutory provision includes a reference to the statutory provision as modified from time to time before the date of this Agreement and any implementing regulations made under the statutory provision (as so modified) before the date of this Agreement;

法律规定包括在本协议签署日之前不时修改的法律规定，以及在本协议签署日之前根据该法律规定(如已修改)制定的任何实施条例;

1.2.3	a “person” includes a reference to any individual, company, enterprise or other economic organisation, government authority or agency, or any joint venture, association or partnership, trade union or employee representative body (whether or not having separate legal personality) and includes a reference to that person’s successors and permitted assigns;

“人”包括任何个人、公司、企业或其他经济组织、政府机关或机构，或任何合资企业、协会或合伙企业、工会或雇员代表机构(无论是否具有独立法人资格)，并包括该人的继承人和允许的受让人;

1.2.4	a “party” or “parties”, unless the context otherwise requires, is a reference to a party or parties to this Agreement and includes a reference to that party’s successors and permitted assigns;

“一方”或“各方”，除非上下文另有约定，系指本协议的一方或多方，并包括该方的继承人和获准受让人;

1.2.5	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

条款、段落或附件，除非上下文另有约定，系指本协议的条款、段落或附件;

1.2.6	the Schedules to this Agreement form part of this Agreement;

本协议的附件构成本协议的一部分;

1.2.7	the singular includes the plural and vice versa unless the context otherwise requires;

除非上下文另有约定，表示单数的词语包括复数，反之亦然;

1.2.8	times of the day is to Beijing time; and

时间为北京时间；和

1.2.9	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

在引入一个例子时，“包括”、“例如”或“诸如”等词不限制该例子与该例子或类似例子相关的词的含义。

1.3	Headings

标题

The headings in this Agreement do not affect its interpretation.

本协议中的标题不影响对本协议的解释。

2.	SALE AND PURCHASE

出售和购买

2.1	The Seller agrees to sell, and the Buyer agrees to buy, the Acquired Equity Interests with effect from Completion with all rights then attaching to them and free of any Encumbrance.

卖方同意自交易交割日起出售、买方同意购买被收购股权及其附带的所有权利，且不存在任何权利负担。

2.2	The Parties mutually agreed to engage CHFT Advisory and Appraisal Ltd. to conduct independent evaluation on the Acquired Equity Interest. With reference to the valuation report dated 4 August 2023 issued by CHFT Advisory and Appraisal Ltd, the Buyer shall pay USD7,000,000 as the Consideration to purchase the Acquired Equity Interests, which shall be settled in RMB equivalent to the central parity rate of USD/RMB published on China Money Network on the date of this Agreement.

卖方和买方共同聘请了华坊谘询评估有限公司对被收购股权进行了独立评估。经参考华坊谘询评估有限公司出具的日期为2023年 8月4日的估值报告，买方将支付7,000,000美元作为购买被收购股权的对价，该对价应以本协议签署日中国货币网公布的美元/人民币汇率中间价折合的人民币金额进行结算。

2.3	Both Shuimu Zhijiang and Mizar JY agree to the Transaction and they will not exercise the right of first refusal in connection with the Acquired Equity Interest in accordance with relevant laws of China.

水木之江及开阳久盈均同意本交易，且他们将不会依据中国相关法律对被收购股权行使优先购买权。

3.	equity structure of the company

公司的股权结构

3.1	Immediately prior to the Transaction, the Company’s equity structure is as follows:

紧接本交易前，公司的股权结构如下：

Shareholders 股东	Registered capital subscribed 认缴出资额 (RMB/人民币)	Registered capital paid-in 实缴出资额 (RMB/人民币)	Percentages 比例
Beijing Lianzhong Co., Ltd. 北京联众互动网络股份有限公司	1,000,000	1,000,000	50%
Beijing Shuimu Zhi Jiang Technology Center (LLP) 北京水木之江科技中心（有限合伙)	700,000	700,000	35%
Beijing Mizar JY Technology Co., Ltd 北京开阳久盈科技有限公司	300,000	300,000	15%
Total	2,000,000	2,000,000	100%

3.2	Upon the completion of the Transaction, the Company’s equity structure shall be as follows:

Shareholders 股东	Registered capital subscribed 认缴出资额 (RMB/人民币)	Registered capital paid-in 实缴出资额 (RMB/人民币)	Percentages 比例
The Buyer 买方	800,000	800,000	40%
Beijing Shuimu Zhi Jiang Technology Center (LLP) 北京水木之江科技中心（有限合伙)	700,000	700,000	35%
Beijing Mizar JY Technology Co., Ltd 北京开阳久盈科技有限公司	300,000	300,000	15%
The Seller 卖方	200,000	200,000	10%
Total	2,000,000	2,000,000	100%

4.	Conditions

条件

4.1	The preconditions for the Completion of this Transaction to be satisfied by the Buyer shall be as follows:

买方交割本交易应满足的先决条件如下:

4.1.1	the representations, warranties and undertakings made by the Buyer in this Agreement are true, complete, accurate and valid, and do not violate any terms and conditions of this Agreement as of the Completion Date;

截至交割日，买方在本协议中所作的陈述、保证和承诺是真实、完整、准确和有效的，且不违反本协议的任何条款和条件;

4.1.2	both the Buyer and its shareholder Allied Gaming & Entertainment Inc., have obtained the approval from its board of directors in connection with the Transaction and the execution of the Agreement.

买方及其股东Allied Gaming & Entertainment Inc.已就本交易和本协议的签署获得其董事会的批准。

4.2	The preconditions for the Completion of this Transaction to be satisfied by the Seller shall be as follows：

卖方交割本交易应满足的先决条件如下：

4.2.1	The Seller has obtained relevant board approval for the execution of this Agreement and the Transaction contemplated therein;

卖方已就本协议的签署及本交易获得相关董事会批准;

4.2.2	the Seller has caused the board of directors of the Company to approve the execution of this Agreement and the Transaction herein;

卖方已促使公司董事会批准本协议的签署及本交易;

4.2.3	the Seller has caused the Company to file and complete relevant registration in relation to this Transaction and change of board of directors with competent government authority in accordance with this Agreement；

卖方已促使公司按照本协议向政府主管部门提交并完成与本交易和董事会变更相关的登记;

4.2.4	The Seller has filed and completed relevant registration with the competent foreign exchange authority relating to this Transaction; and

卖方已向外汇主管部门申办并完成与本交易相关的登记;及

4.2.5	The Seller has caused the Company and other shareholders of the Company to consent to the articles of association of the Company or its amendments which has been satisfactory to the Buyer.

卖方已促使公司及公司的其他股东同意公司章程或章程修正案，该公司章程或章程修正案是令买方满意的。

5.	COMPLETION

交割

5.1	The Completion shall take place within 1 business days (“Completion Date”) following the satisfaction or waiver of the Conditions as set out in Clause 4, at the offices of the Seller, or at such other place as the parties may agree.

交割应在满足或放弃第4条所列条件后的1个工作日内(“交割日”)，在卖方办公室或双方可能同意的其他地点完成。

5.2	At Completion:

交割时：

5.2.1	Each of the Seller and the Buyer shall deliver relevant document to evidence the duly performance of its respective obligations under Clause 4;

卖方和买方均应提交相关文件，以证明其已如期履行第4条项下的各自义务;

5.2.2	the Buyer shall pay to the Seller the Consideration in immediately available funds to the Seller’s Bank Account; and

买方应将对价以立即可用的资金支付给卖方的银行账户;和

5.2.3	the Seller itself and the Seller shall cause the Company to deliver a register of shareholders and directors/a registered articles of association of the Company to the Buyer evidencing the Completion of Transaction in accordance with this Agreement.

卖方本身和卖方应促使公司向买方交付股东和董事名册或已登记的公司章程，以证明本协议项下的交易已交割。

5.3	Neither the Seller or the Buyer is obliged to complete the sale and purchase of the Acquired Equity Interests in accordance with this Agreement unless both the Seller and the Buyer have performed or waivered all their obligations under this Clause 4.

除非卖方和买方均已履行或放弃其在第4条项下的全部义务，否则卖方或买方均无义务按照本协议交割被收购股权的买卖。

5.4	Upon the Completion and from the Completion Date, the Buyer shall enjoy and exercise relevant shareholder rights in proportionate to the equity interest percentage held by the Buyer in the Company.

交割后且自交割日起，买方应按其所持有的公司的股权比例享有并行使相关股东权利。

5.5	Post-Completion Obligation

交割后的义务

5.5.1	Upon the Completion, the License Agreement shall remain in force until the expiration of the validity period as set out therein, and the Seller promises to renew this License Agreement with the Company under the same terms and conditions thereunder or otherwise mutually agreed in writing by the Seller and the Company for another 4 years until 31 July 2028, provided that there is no material breach of the License Agreement by the Company and this License Agreement and its execution would not violate the then effective Applicable laws.

交割后，许可协议将继续有效，直至许可协议规定的有效期届满，且卖方承诺按照许可协议下相同的条款和条件或卖方与公司以书面形式共同同意的其他条款和条件，与公司续签许可协议4年，至2028年7月31日，前提是公司没有实质性违反许可协议，且许可协议及其执行不违反当时有效的适用法律。

5.5.2	Upon the expiration of the renewed period as set out in Clause 5.5.1 above, the Company shall have the priority to further renew the License Agreement with the Seller under the same terms and conditions which were offered by the third parties. In the event that there were no third parties to offer to execute relevant license agreement with the Seller with respect to relevant online games as set out in the License Agreement, to the maximum extent permitted by law, the Seller shall further extend the term of the License Agreement with the Company for an agreed period.

在上述第5.5.1条规定的续期届满后，公司有权按照第三方提供的相同条款和条件与卖方进一步续签许可协议。如果没有第三方提出与卖方就许可协议中所列的相关网络游戏签署相关许可协议，则在法律允许的最大范围内，卖方应将与本公司的许可协议的期限进一步延长至约定的期限。

5.5.3	The Company shall, and the Seller shall cause the Company to, maintain, renew or extend any licenses, permits or approvals issued by the applicable government agencies in People’s Republic of China (the “Government Licenses”) that are required for the Company to continue to operate its current business activities, and shall inform the Buyer promptly of any expiration, suspension or lapses in such Government Licenses.

公司应，且卖方应促使公司维持、更新或续展公司继续经营其当前商业活动所需的中华人民共和国有关政府机构颁发的任何许可证、许可或批文(“政府许可证”)，并应及时通知买方该等政府许可证的任何到期、暂停或失效。

6.	BOARD OF DIRECTORS AND MANAGEMENT

董事会和管理层

6.1	The Parties agree that the board of directors（“Board”）of the Company shall be composed of five members from the Completion Date hereof:

各方同意，自交割日起，公司董事会(“董事会”)由五名成员组成:

6.1.1	the Buyer shall have the right to appoint three (3) members to the Board;

买方有权任命三(3)名董事会成员；

6.1.2	Shuimu Zhi Jiang shall have the right to appoint one (1) member to the Board; and

水木之江有权任命一(1)名董事会成员;和

6.1.3	Mizar JY shall have the right to appoint one (1) member to the Board.

开阳久盈有权任命一(1)名董事会成员

6.2	Each Shareholder may remove a director appointed by it and appoint a new director as successor at any time, by notice in writing to the Company and the other Shareholders.

各股东可随时以书面形式通知公司和其他股东，免去其任命的董事，并任命一名新董事作为继任者。

6.3	The Company agrees to take all actions necessary to ensure that the directors appointed by the Buyer are completed immediately from the Completion Date.

公司同意采取一切必要行动，确保买方任命的董事从交割日起立即完成。

6.4	Upon the Completion, Mr. Zhang Zhangfei (张章飞) shall continue to serve as the Chief Executive Officer, chairman and legal representative of the Company, who is responsible for the day-to-day management and operation of the Company, provided that the Board of Director shall have the right to appoint a new legal representative of the Company anytime following the Completion .

交割后，张章飞先生将继续担任公司首席执行官、董事长兼法定代表人，负责公司的日常管理和运营，但董事会有权在交割后的任何时间任命新的公司法定代表人。

6.5	Except for those matters which are required under Applicable Laws to be approved by the shareholders, consent of a majority of the directors of the Board shall be required for any action that approves or relates to any of the following transactions involving the Company unless such transaction is made pursuant to the annual budget duly approved by the Board:

除适用的法律规定须经股东批准的事项外，批准或涉及公司的任何下列交易的任何行动均需获得董事会多数董事的同意，除非该交易是根据董事会正式批准的年度预算进行的:

6.5.1	Approve or make material amendment to, the mid and long-term development plan, business plan or any annual budget;

批准或重大修改中长期发展规划、经营计划或任何年度预算;

6.5.2	change in the nature or scope of the business, including the introduction of any field of activity that is not ancillary to the business or discontinuance of any field of activity or the relocation or expansion of the business；

业务性质或范围的变化，包括引入与业务无关的任何活动领域，或终止任何活动领域，或变更或扩展业务;

6.5.3	make or dispose of any major business, sell, mortgage, pledge, lease, transfer or otherwise dispose of its tangible or intangible assets or control, except for disposals of assets the net book value of which in any 12 month period do not exceed RMB 2,000,000;

进行或处置重大业务，出售、抵押、质押、租赁、转让或以其他方式处置其有形或无形资产或控制权，但处置任何12个月期间账面净值不超过人民币2,000,000元的资产除外;

6.5.4	acquire through purchase, lease or rental any products (except for the products used in the ordinary course of business), or real estate, whether or not accounted for as a capital expenditure, in excess of RMB 2,000,000 for any single item or in the aggregate, except for real estate leases entered into in the ordinary course of business consistent with past practice;

通过购买、租赁或租用的方式获取任何单项或合计超过人民币2,000,000元的任何产品(日常经营中使用的产品除外)或房产，无论是否计入资本支出，但在符合以往惯例的日常经营中签订的房产租赁除外;

6.5.5	approve the annual final accounts, but which shall not be unreasonably withheld;

批准年度决算，但不得无正当理由的拖延;

6.5.6	appoint or change the Auditor or any auditor of the Company;

任命或变更公司的核数师或任何核数师;

6.5.7	appoint or change the chief executive officer of the Company;

任命或变更公司首席执行官;

6.5.8	engage, enter into or amend any transaction or agreement with Related Parties in excess of RMB1,000,000 for any single item or RMB2,000,000 for any 12-month period;

与关联方进行、签订或修改任何单项金额超过人民币1,000,000元或任何12个月期间的金额超过人民币2,000,000元的交易或协议;

6.5.9	approve any lending or loaning activity, except the advance payment provided to employees in the ordinary course of business not in excess of RMB 2,000,000 at any one time outstanding;

批准任何借贷或贷款活动，但在正常业务过程中向员工提供的预付款除外，该预付款在任何时候都不超过人民币2,000,000元；

6.5.10	any merger or consolidation with any other company or acquisition of or by another company or formation of any non-wholly owned subsidiary which exceeds RMB2,000,000 for any 12 month period; and

在任何12个月内，与任何其他公司的任何合并或联营，或被其他公司收购或成立任何非全资子公司，金额超过人民币2,000,000元；和

6.5.11	other matters which are material or significant to the development of the Company in opinion of the Board.

董事会认为对公司发展具有实质性或重大意义的其他事项。

6.6	Resolutions of the Board shall be made as follows:

董事会的决议应当按照如下方式做出:

6.6.1	all resolutions of the Board shall be made by the approval of a simple majority of the directors attending the meeting of such Board;

董事会的所有决议均应经出席董事会会议的过半数董事通过;

6.6.2	The quorum for a meeting of the Board shall be three Directors. In the absence of a valid quorum at a meeting of the Board, such meeting of the Board shall be adjourned to the same time and place five (5) Business Days thereafter and any three Directors attending such adjourned meeting shall constitute the valid quorum; and

董事会会议的法定人数为三名董事。在董事会会议达不到法定人数的情况下，该等董事会会议应延期至五(5)个工作日后的同一时间和地点，出席该等延期会议的任何三名董事应构成有效法定人数;和

6.6.3	Upon written notification to all directors of the Company, a resolution in writing signed by a simple majority of the directors of the Board shall be valid as if it had been passed by the directors in a duly convened and quorate meeting of the Board.

经书面通知公司全体董事后，经董事会简单多数董事签署的书面决议，与董事会在正式召开的法定人数会议上通过的决议一样有效。

7.	Shareholder Reoslution

股东会决议

7.1	Upon Completion, in addition to those matters which are required under Applicable Laws to be approved by the shareholders holding more than 2/3 interests of the Company, consent of the Buyer shall be required for any action that approves or relates to any of the following matters involving the Company:

交割后，除适用法律要求持有本公司三分之二以上股权的股东批准的事项外，批准或涉及本公司的任何下列事项的任何行动均需征得买方同意:

7.1.1	make any alteration or amendment to, or waiver of, any provision of the articles of association of the Company;

对公司章程的任何条款进行变更、修改或废止;

7.1.2	alter or change the rights, preferences or privileges of the equity interest of the Company or create (by reclassification or otherwise) any new class or series of equity interests having rights, preferences or privileges senior to or on a parity with the equity interest held by the Buyer in the Company;

改变或变更本公司股权的权利、优先或特权，或创建(通过重新分类或其他方式)任何新的类别或系列股权，其权利、优先或特权高于或等同于买方在公司持有的股权;

7.1.3	any increase, change, cancel or decrease of the registered capital or the issue of options or other securities convertible or exchangeable for the registered capital of the Company;

公司注册资本的任何增加、变更、取消或减少，或发行期权或其他可转换或可交换的证券;

7.1.4	any redemption or repurchase of any equity interest or equity equivalents by the Company;

本公司对任何股权或股权等价物的任何赎回或回购;

7.1.5	pass any resolution or take any action for the winding up, termination or similar insolvency or bankruptcy proceedings or undertake any merger, separation, spin-off, change of company form, combination with any other economic organization, reconstruction or liquidation exercise or make any composition or arrangement with creditors concerning or apply for the appointment of a receiver, manager or judicial manager or like officer;

就清盘、终止或类似的破产或破产程序通过任何决议或采取任何行动，或进行任何合并、分离、分拆、公司形式变更、与任何其他经济组织合并、重组或清算活动，或与债权人就接管人、管理人或司法管理人或类似官员作出任何和解或安排或申请任命;

7.1.6	unless otherwise provided in Clause 6.1 and 6.2, approve or change the members of the board; or

除非第6.1条和第6.2条另有规定，批准或变更董事会成员;或

7.1.7	any declaration or payment of any dividends or other distributions.

任何股息或其他分配的声明或支付。

7.2	Resolutions of the shareholders of the Company shall be made as follows:

公司的股东会决议应该按照如下方式做出:

7.2.1	Unless otherwise provided in Clause 7.1 or required by the Applicable Laws, all resolutions of the shareholders of the Company shall be made at a shareholder’s meeting of the Company by the approval of shareholders holding and representing more than 50% equity interests of the Company; and

除第7.1条另有规定或适用法律另有要求外，公司股东的所有决议均应在公司股东会上通过，并经持有和代表公司50%以上股权的股东批准;和

7.2.2	a resolution in writing signed by all shareholders of the Company shall be valid and there is no need to convene a shareholder’s meeting for such purpose.

经公司全体股东签署的书面决议有效，无需为此召开股东大会。

8.	Shareholder Right

股东权利

8.1	Upon Completion, the Company shall, and the shareholders of the Company shall procure that the Company will, prepare and deliver to the Buyer:

交割后，公司应且公司股东应确保公司将准备并向买方交付:

8.1.1	as soon as practicable, but in any event within fifteen (15) days after the end of each month, the monthly accounting records of the Company;

在可行的情况下尽快，但无论如何应在每月结束后十五(15)天内，提供公司的月度会计记录;

8.1.2	as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter, the consolidated balance sheet, profit and loss statement and cash flow statement of the Company;

在可行的情况下尽快，但无论如何在每个财政季度结束后三十(30)天内，提供公司的合并资产负债表、损益表和现金流量表;

8.1.3	as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal year, annual balance sheet, profit and loss statement and cash flow statement of the Company; and

在可行的情况下尽快，但无论如何应在公司的每个财政年度结束后的四十五(45)天内，提供年度资产负债表、损益表和现金流量表;和

8.1.4	as soon as practicable, but in any event within forty-five (45) days before the end of each fiscal year, a proposed annual budget and business plan of the Company for the next financial year.

在可行的情况下尽快，但无论如何应在每个财政年度结束前四十五(45)天内，提交公司下一财政年度的拟议年度预算和业务计划。

8.2	Upon Completion, the Seller shall have a pre-emption right with respect to any future increase of registered capital of the Company at the same price and terms with other shareholders (including future shareholders) of the Company in proportionate to the equity interest percentage held by the Seller in the Company.

交割后，卖方对公司未来注册资本的任何增加享有优先购买权，有权在公司其他股东(包括未来股东)同等价格和条件下根据其持有公司的股权比例优先认购公司新增注册资本。

8.3	In the event that any shareholder of the Company intends to transfer its equity interest in the Company to the third parties, other shareholders of the Company shall have the right (but not the obligation) to purchase the transferred equity interests upon terms and conditions no less favourable than that offered to the third parties. In the event that two or more shareholders of the Company intend to purchase the transferred equity interests, failing to make an agreement on the percentages to be purchased by each of them, these two or more shareholders shall exercise this right in proportionate to its equity interest percentage held by them in the Company.

如果公司的任何股东有意将其在公司的股权转让给第三方，则公司的其他股东有权(但无义务)以不低于向第三方提供的条款和条件购买转让的股权。如果公司的两个或两个以上股东有意购买转让的股权，但未就各自购买的比例达成协议，则该两个或两个以上股东应按其持有的公司股权比例行使该权利。

8.4	Without the prior written consent of the Buyer, the Company shall not grant any more favourable rights to other shareholders/subsequent investors/shareholders upon the Completion. In the event that any existing or future registered or beneficial shareholders of the Company enjoy any right superior to those of the Buyer, the Buyer shall automatically and immediately enjoy the same rights, except that the Buyer shall continue to have the right to appoint the majority of the Board of Directors of the Company.

未经买方事先书面同意，公司不得在交割后授予其他股东/后续投资者/股东任何更有利的权利。如果公司的任何现有或未来的注册股东或实益股东享有高于买方的任何权利，则买方应自动并立即享有同样的权利，但买方应继续有权任命公司董事会的多数成员。

8.5	The Parties agree and confirm that in case of any conflict between this Agreement and the relevant agreements for the industrial and commercial registration and the articles of association of the Company, the contents stipulated in this Agreement shall prevail and the Parties shall be bound by such contents.

各方同意并确认，本协议与公司工商登记的相关协议及公司章程有冲突的，以本协议规定的内容为准，各方均受本协议约定的内容约束。

9.	WARRANTIES

保证

9.1	In consideration of the Buyer entering into this Agreement and agreeing to perform its obligations under this Agreement:

鉴于买方签署本协议并同意履行其在本协议项下的义务:

9.1.1	the Seller warrants to the Buyer that each Seller Warranty is true, accurate and not misleading at the date of this Agreement; and

卖方向买方保证，在本协议签订日，卖方的每项保证都是真实、准确且不具有误导性的;和

9.1.2	immediately before Completion, the Seller is deemed to warrant to the Buyer that each Seller Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion.

紧接交割前，卖方应被视为向买方保证，根据交割时的事实和情况，卖方的每项保证都是真实、准确的且不具有误导性的。

9.2	In consideration of the Seller entering into this Agreement and agreeing to perform its obligations under this Agreement:

鉴于卖方签署本协议并同意履行其在本协议项下的义务：

9.2.1	the Buyer warrants to the Seller that each Buyer Warranty is true, accurate and not misleading at the date of this Agreement; and

买方向卖方保证，在本协议签订日，买方的各项保证是真实、准确且不具有误导性的；和

9.2.2	immediately before Completion, the Buyer is deemed to warrant to the Seller that each Buyer Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion.

在交割前，买方被视为向卖方保证，根据交割时的事实和情况，买方的各项保证是真实、准确且不具有误导性的。

10.	CONFIDENTIAL INFORMATION

保密信息

10.1	Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such Party by another Party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such persons are subject to similar confidentiality obligations, (ii) on a need-to-know basis, to its affiliates, and their employees, officers and directors provided such Persons are subject to similar confidentiality obligations, and (iii) any applicable government authority as required by applicable laws, provided, that the disclosing Party shall seek confidential treatment of such information prior to disclosure. Prior to any disclosure under (iii) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

本协议的每一方同意，将另一方或其代表提供给该方的、与本协议拟定的和/或包含在本协议中的交易的存在和所有实质方面有关的信息视为保密信息，并同意未经披露方事先书面同意，不向任何人披露此类信息，下列披露除外，每一方可(i)向其律师、会计师、顾问和咨询师披露此类保密信息，前提是该人受保密义务的约束，(ii)在需知的基础上向其关联方及其雇员、高级职员和董事披露此类保密信息，前提是该人受保密义务的约束，(iii)按照适用法律的要求向任何相关的政府部门披露此类保密信息，前提是披露方在披露前寻求对此等信息的保密处理。在作出上述(iii)的披露前，披露方应通知其他方披露方进行此项披露的意图和披露的内容。

10.2	This Clause10.1 shall survive for a period of three (3)years following the termination or expiration of this Agreement.

第10.1条在本协议终止或到期后三（3）年内应继续有效。

11.	COSTS, Stamp Duty and Other Taxes

成本、印花税及其他税费

11.1	Costs

成本

Each of the Buyer and the Seller shall bear and pay all the costs relating to the negotiation, preparation, execution and performance of this Agreement incurred by each of them respectively.

买方和卖方应各自承担并支付与本协议的谈判、准备、签署和履行有关的所有费用。

11.2	Stamp duty and other fees

印花税及其他费用

Each of the Buyer and the Seller shall bear and pay respectively all stamp duties, trading fees, transaction levies or Taxes (if any) payable by each of them in accordance with the Applicable Laws in connection with the Transaction.

买方和卖方应各自承担根据交易有关的适用法律规定应当由其承担并支付的所有印花税、交易费、交易税或税费(如有)。

12.	GENERAL

一般条款

12.1	Amendment

修订

An amendment of this Agreement is valid only if it is in writing and signed by or on behalf of each Party.

对本协议所作的任何修订均经各方签署书面文件后方为有效。

12.2	Waiver

豁免

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

未能行使或延迟行使其在本协议或法律规定的权利或救济并不损害或构成对权利或救济的放弃，也不妨碍或放弃其他权利或救济。单独或部分行使本协议或法律规定的权利或救济不妨碍进一步行使权利或救济或行使另一权利或救济。

12.3	Remedies not exclusive

非排他性救济

Each party’s rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

本协议中所包含的各方权利和救济是累积的，并不排除法律规定的权利或救济。

12.4	Survival

存续

Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

除非已履行和本协议另有规定，本协议中的义务在交割后仍将继续有效。

12.5	Severability

可分割性

The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the validity of the remainder of this Agreement.

本协议某一条款的无效、非法或不可执行不影响或损害本协议其余条款的有效性。

12.6	Counterparts

对签本

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

本协议可签署任意数量的对签本，每份对签本均应视为原件，但所有对签本应共同构成一份相同的文件。

12.7	Further assurance

Each of the parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by another party for giving full effect to this Agreement. Unless otherwise agreed, each party shall be responsible for its own costs and expenses incurred in connection with the provisions of this Clause 12.7.

各方同意履行(或促使履行)法律可能要求的或另一方为使本协议充分生效而必要或合理要求的所有此类行为和事项和/或签署和交付(或促使签署和交付)所有此类文件。除非另有约定，各方应自行承担与本第12.7条规定有关的费用和开支。

12.8	Entire agreement

完整协议

This Agreement constitutes the entire agreement and supersedes any previous agreement between the parties relating to the subject matter of this Agreement.

本协议构成完整协议，并取代双方之前就本协议相关事宜达成的任何协议。

12.9	Assignment

转让

No party may assign or in any other way alienate any of its rights under this Agreement whether in whole or in part.

任何一方均不得转让或以任何其他方式让渡其在本协议项下的全部或部分权利。

12.10	Conflicts with Articles of Association

与公司章程冲突

If there is a conflict between any provision of this Agreement and the articles of association of the Company, the provisions herein shall prevail as among the Parties, and the Parties shall promptly procure the amendment of the articles of association of the Company so as to be consistent with this Agreement.

如果本协议的任何条款与公司章程存在冲突，则各方应以本协议的条款为准，各方应及时修订公司章程，使其与本协议一致。

13.	NOTICES

13.1	Format of notice

通知的格式

A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

本协议项下或与本协议有关的通知或其他沟通(“通知”)应为:

13.1.1	in writing;

书面形式；

13.1.2	in the English language; and

以英文书写；和

13.1.3	delivered personally or sent by a reputable international courier or by Email to the party due to receive the Notice to the address or Email set out in Clause 11.3 or to another address, person or Email number specified by that party by not less than 3 Business Days’ written notice to the other party.

亲自递送或由信誉良好的国际快递公司或通过邮件发送至第11.3条规定的地址或邮件号码，或该方通过不少于3个工作日的书面通知另一方指定的其他地址、人员或邮件。

13.2	Deemed delivery of notice

视为通知送达

Unless there is evidence that it was received earlier, a Notice is deemed given if:

除非有证据表明早前收到通知，否则在下列情况下，通知将被视为已发出:

13.2.1	delivered personally, when left at the address set out in Clause 13.3;

按第13.3条所列地址亲自交付;

13.2.2	sent domestically by a reputable international courier, 2 Business Days after posting it;

由信誉良好的国际快递公司国内寄送，寄出后2个工作日;

13.2.3	sent overseas by a reputable international courier, 3 Business Days after posting it; and

由信誉良好的国际快递公司境外寄送，寄出后3个工作日;和

13.2.4	Any notice sent by Email shall be deemed to have been delivered to the notified party upon confirmation of successful delivery by the system.

任何以电子邮件的方式发出的通知在系统确认成功发出时即视为已经送达被通知的一方。

13.3	Address and Email address

地址和电子邮箱

The address and Email address referred to in Clause 13.1.3 is:

第13.1.3条所述的地址和电子邮箱为:

Name of party 名称	Address and Email address 地址和电子邮箱
Seller 卖方	D101, Shangyi Wenyuan, Chaoyang North Road, Chaoyang District, Beijing, China/中国北京市朝阳区朝阳北路尚屹文园D101 Attention: Mr. Lu Jingsheng/陆京生 Executive Director&CEO/执行董事兼行政总裁

Buyer 买方	745 Fifth Ave, Suite 500, New York, NY 10151 Attention: Yinghua Chen President&CEO/主席兼行政总裁
The Company 公司

Room 2518, Building 2, China Agricultural University International Entrepreneurship Park, No. 10 Tianxiu Road, Haidian District, Beijing, China/中国北京市海淀区天秀路10号中国农大国际创业园2号楼2518室

Attention: Gong Chen/龚辰

   Deputy General Manager/副总经理

Shuimu Zhijiang 水木之江

No. 2112, 2/F, Building 2, Yard 2, Yongjie South Road, Baiwang Innovation Technology Park, Northwest Wang Town, Haidian District, Beijing, China/中国北京市海淀区西北旺镇百旺创新科技园永捷南路2号院2号楼2层2112号

Attention: Zhang Zhangfei/张章飞

   GP/执行事务合伙人

Mizar JY 开阳久盈	1001, Unit 1, 10/F, Building 4, Shangshui Garden, Baijiatuan, Haidian District, Beijing, China/中国北京市海淀区白家疃尚水园4号楼10层1单元1001 Attention: Guo Shimin/郭实敏 CEO
14.	GOVERNING LAW

适用法律

This Agreement is governed by the laws of China.

本协议适用中国法律管辖。

15.	Jurisdiction

管辖

15.1	Disputes arising from the performance of this Agreement shall be resolved through friendly negotiation between the Parties.

因本协议的履行而发生争议的，应通过各方友好协商加以解决。

15.2	If a dispute is unresolved after 30 Business Days after one Party notifies the other parties of the such dispute in writing, any Party may submit to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with the arbitration rules of CIETAC in effect at the time of applying for arbitration. The arbitration award shall be final and binding on the Parties.

若一方向其他方出具要求协商解决争议的书面通知后三十(30)个工作日内仍未能解决争议,则任何一方可将该争议提交中国国际经济贸易仲裁委员会在北京按照该会届时有效的仲裁规则进行仲裁。仲裁裁决是终局的，对各方均有约束力。

15.3	Disputes between the Parties over individual provisions of this Agreement shall not affect the continued performance of other provisions, and during the arbitration process, the Parties shall continue to perform confidentiality obligations, and shall only disclose confidential information to the extent required by the arbitration process, and shall not publicly express views on disputes in the media or disclose any content of this Agreement.

各方对本协议个别条款的争议不应影响其他条款的继续履行，并且，在仲裁过程中，各方仍应继续履行保密义务，只有在仲裁程序所需的范围内披露保密信息，不得公开在媒体上发表对于争议的观点或披露本协议的任何内容。

Schedule 1
Seller WARRANTIES

附件 1

卖方保证

1.	CAPACITY AND AUTHORITY

能力和权利

1.1	Right, power, authority and action

权利、权力、授权和行动

The Seller has the right, power and authority, and has taken all action necessary to execute, deliver, exercise its rights and perform its respective obligations, under this Agreement and each document to be executed at or before Completion, and to carry out the transactions contemplated hereby and thereby.

卖方拥有权利、权力和授权，并已采取一切必要行动，以签署、交付、行使其权利并履行其在本协议项下以及在交割时或交割之前签署的每份文件项下的各自义务，并执行本协议项下的交易。

1.2	Approvals

批准

As at Completion, no consents and approvals were required from the Authorities and any other entities in relation to the transaction contemplated under this Agreement from the perspective of the Seller and the Company.

截至交割时，从卖方和公司的角度来看，本协议项下拟进行的交易不需要主管部门和任何其他实体的同意和批准。

1.3	Binding agreements

约束性协议

The obligations of the Seller under this Agreement and each document to be executed at or before Completion constitutes, or when the relevant document is executed will constitute, valid, legal and binding obligations and are enforceable in accordance with their terms.

卖方在本协议项下的义务以及将在交割时或之前签署的每份文件构成，或在相关文件签署时构成，有效的、合法的、有约束力的义务，并可根据其条款强制执行。

2.	Warrants in relation to the Acquired Equity Interest and the Company

2.1	The Seller has duly subscribed and paid-in the Acquired Equity Interest in accordance with the Applicable Laws and has the complete right to transfer the Acquired Equity Interest in accordance with this Agreement.

卖方已按照适用法律的规定认购并实缴了被收购股权，并拥有按照本协议转让被收购股权的完全权利。

2.2	The Acquired Equity Interest is free from any Encumbrance.

被收购股权不存在任何负担。

2.3	The Company is in good standing. To the best knowledge of the Seller, the Company is in compliance with the Applicable Laws in any material aspects.

公司信誉良好。据卖方所知，公司在任何重大方面均遵守适用法律。

Schedule 2
BUYER WARRANTIES

附件 2

买方保证

1.1	Right, power, authority and action

权利、权力、授权和行动

The Buyer has the right, power and authority, and has taken all action necessary to execute, deliver, exercise its rights and perform its respective obligations, under this Agreement and each document to be executed at or before Completion, and to carry out the transactions contemplated hereby and thereby.

买方拥有权利、权力和授权，并已采取一切必要行动，以签署、交付、行使其权利并履行其在本协议项下以及在交割时或交割之前签署的每份文件项下的各自义务，并执行本协议项下的交易。

1.2	Approvals

批准

As at Completion, no consents and approvals were required from the Authorities and any other entities in relation to the transaction contemplated under this Agreement from the perspective of the Buyer.

截至交割时，从买方的角度来看，本协议项下拟进行的交易不需要主管部门和任何其他实体的同意和批准。

1.3	Binding agreements

约束性协议

The obligations of the Buyer under this Agreement and each document to be executed at or before Completion constitutes, or when the relevant document is executed will constitute, valid, legal and binding obligations and are enforceable in accordance with their terms.

买方在本协议项下的义务以及将在交割时或之前签署的每份文件构成，或在相关文件签署时构成，有效的、合法的、有约束力的义务，并可根据其条款强制执行。

1.4	The funds paid by the Buyer for the Consideration are its own funds with legal sources rather than bank loans and other forms of non-own funds.

买方支付对价的资金为其自有资金，来源合法，而非银行贷款及其他形式的非自有资金。

1.5	The Buyer is not any of the connected persons (as defined under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited) of the Seller or its indirect controlling shareholder (Ourgame International Holdings Limited).

买方并非卖方或其间接控股股东(联众国际控股有限公司)的任何关连人士(根据《香港联合交易所有限公司证券上市规则》的定义)。

EXECUTED by the parties on the date first written above:

各方于文首所载日期签署:

SIGNED by	)
authorised signatory for and on behalf of	)
Beijing Lianzhong Co., Ltd.
北京联众互动网络股份有限公司	)

SIGNED by	)
authorised signatory for and on behalf of	)
Allied Mobile Entertainment
(Hong Kong) Limited	)

SIGNED by	)
authorised signatory for and on behalf of	)
Beijing Lianzhong Co., Ltd.
北京联众智合科技有限公司	)

SIGNED by	)
authorised signatory for and on behalf of	)
Beijing Shuimu Zhijiang Technology
Center (LLP))
北京水木之江科技中心（有限合伙))

SIGNED by	)
authorised signatory for and on behalf of	)
Beijing Mizar JY Technology Co., Ltd
北京开阳久盈科技有限公司 ))